As filed with the Securities and Exchange Commission on April 29, 1998
                                                       Registration No. 33-88072

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                     to the
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           CAMCO FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                    51-0110823
---------------------------------          ------------------------------------
   (State or other jurisdiction              I.R.S. Employer Identification No.)
of incorporation or organization)

814 Wheeling Ave., P.O. Box 700, Cambridge, Ohio                   43725
-------------------------------------------------            ---------------
   (Address of Principal Executive Offices)                      (Zip Code)

             CAMCO FINANCIAL CORPORATION 401(K) SALARY SAVINGS PLAN
                            (Full title of the plan)

                                Larry A. Caldwell
                           CAMCO FINANCIAL CORPORATION
                         814 WHEELING AVE., P.O. BOX 700
                              CAMBRIDGE, OHIO 43725
                     (Name and address of agent for service)

                                 (614) 432-5641
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

  Title of                                Proposed maximum       Proposed maximum           Amount of
securities to          Amount to be        offering price       aggregate offering        registration
be registered (1)    registered (1)(2)      per share (3)          price (1)(3)              fee (1)
-----------------    ------------------   -----------------    ------------------------   ---------------
Common Shares,
$1.00 par value           60,000                $30.50               $915,000                 $270


---------------

(1) The Registrant previously registered 30,000 of the 60,000 shares and paid the registration fee for such 30,000 shares.

(2) The number of shares registered hereunder shall include any additional shares made available under the plan because of adjustments in the shares on account of stock splits or stock dividends hereafter effected by the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for purposes of calculating the registration fee; based upon the average of the bid and asked price as of April 16, 1998.

         This Post-Effective Amendment No. 1 to Form S-8 (Registration No. 33-88072) is filed in order to reflect an amendment to the Camco Financial Corporation 401(k) Salary Savings Plan and the increased number of shares registered hereunder by reason of an adjustment made in shares available under the plan on account of stock dividends and certain other matters.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         Camco Financial Corporation (the "Registrant") and the employee benefit plan described herein (the "Plan") hereby incorporate by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all other reports filed with the
                  Commission pursuant to the requirements of Section 13(a) or 15(d) of the Exchange Act since that date;

         (2) The description of the common stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on November 30, 1994, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description;

         (3) The Annual Report of the Camco Financial Corporation 401(k) Salary Savings Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1997, filed pursuant to Section 15(d) of the Exchange Act; and

         (4) The Registrant's Current Report on Form 8-K filed with the Commission on January 23, 1998.

         All documents which may be filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated herein by reference and to be made part hereof from the date of filing of such documents.

         This registration statement, including all documents incorporated herein by reference, contains forward-looking statements. Additional written or oral forward-looking statements may be made by the Registrant from time to time in filings with the Commission or otherwise. The words "believe," "expect," "anticipate" and "project" and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such statements may include, but not be limited to, projections of revenues, income or loss, capital expenditures, acquisitions, plans for future operations, financing needs or plans, the impact of inflation and plans relating to products or services of the Registrant, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Statements in this registration statement and in the Registrant's periodic reports filed with the Commission which are incorporated by reference herein, describe factors, among others, that could contribute to or cause such differences.

ITEM 4.  Description of Securities.

         Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.

         (a)  Delaware General Corporation Law

         Section 145 of the Delaware General Corporation Law, which governs indemnification by a corporation of officers, directors and agents, provides as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the

(a) corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no directors, or if such directors so direct, by independent legal counsel in a written opinion or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance or on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         (h) For purposes of this section, references to "corporation" shall include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee health plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided with authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions or advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

         (b)      By-laws of Camco

         The By-laws of Camco contain the following provisions with respect to the indemnification of directors and officers:

         Section 7.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation, and any officer (other than an assistant officer) or a director (i) of a subsidiary of the corporation or (ii) of a subsidiary of any such subsidiary, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without the limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or a subsidiary of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 7.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

         Section 7.02. Court-Approved Indemnification. Anything contained in the by-laws or elsewhere to the contrary notwithstanding:

         (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas of Franklin County, Ohio or such other court shall deem proper; and

         (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 7.02.

         Section 7.03. Indemnification for Expenses. Anything contained in the by-laws or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01, or in any defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

         Section 7.04. Determination Required. Any indemnification required under Section 7.01 and not precluded under Section 7.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (C) by the stockholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 7.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division
(A) or by independent legal counsel under division (B) or by the stockholders under division (C) of this Section 7.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by stockholders under division
(C) of this Section 7.04 shall be evidence in rebuttal of the presumption recited in Section 7.01.

         Section 7.05. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 7.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

         (A) if it shall ultimately be determined as provided in Section 7.04 that he is not entitled to be indemnified by the corporation as provided under
Section 7.01; or

         (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

         Section 7.06. Article Seven Not Exclusive. The indemnification provided by this Article Seven shall not be exclusive of any other rights to which any person seeking indemnification may be entitled under the certificate of incorporation or any by-law agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 7.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Seven.

         Section 7.08. Certain Definitions. For purposes of this Article Seven, and as examples and not by way of limitation:

         (A) a person claiming indemnification under this Article Seven shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

         (B) references to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and references to a "subsidiary of the corporation" shall include another corporation if securities representing at least a majority of the voting power of such other corporation are owned by the corporation; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Seven.

         Section 7.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Seven may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

ITEM 7.  Exemption from Registration Claimed.

         Not Applicable.

ITEM 8.  Exhibits.

         See the Exhibit Index attached hereto.

         The Internal Revenue Service (the "IRS") has determined that the Plan is a tax-qualified employee benefit plan meeting the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended. (A copy of the IRS determination letter is included herewith as Exhibit 5.) The undersigned Registrant hereby undertakes to submit the Plan, as amended, to the IRS in a timely manner and to make those changes, if any, required by the IRS in order for the Plan to qualify as a tax-qualified employee benefit plan meeting the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended.

ITEM 9.  Undertakings.

A.       The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs A(1) (i) and (A)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Ohio, on the 23rd day of March, 1998.

                                         CAMCO FINANCIAL CORPORATION



                                         By: /s/ Larry A. Caldwell
                                             Larry A. Caldwell, President


         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement on Form S-8 has been signed by the following persons in the capacities indicated on the 23rd day of March, 1998.

     Signature                                              Title

/s/ Larry A. Caldwell                                  President and Director
Larry A. Caldwell


/s/ Robert C. Dix, Jr.                                 Director
Robert C. Dix, Jr.


/s/ Kenneth R. Elshoff                                 Director
Kenneth R. Elshoff


/s/ James R. Hanawalt                                  Director
James R. Hanawalt


/s/ Paul D. Leake                                      Director
Paul D. Leake


/s/ Anthony J. Popp                                    Director
Anthony J. Popp


/s/ Eric G. Spann                                      Director
Eric G. Spann


/s/ Samuel W. Speck                                    Director
Samuel W. Speck


/s/ Jeffrey T. Tucker                                  Director
Jeffrey T. Tucker

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this post-effective amendment No. 1 to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Ohio, on the 21 day of April, 1998.

                                       CAMCO FINANCIAL CORPORATION
                                       401(K) SALARY SAVINGS PLAN


                                       By: /s/ Jeff Welch
                                             Jeff Welch
                                             Vice President Trust Division
                                             THE PEOPLES BANKING & TRUST
                                             COMPANY


                                  EXHIBIT INDEX

Exhibit
Number         Description                                          Location
4.1            Third Restated Certificate of                 Incorporated herein by reference to the
               Incorporation of Camco Financial              Registrant's Annual Report on Form 10-KSB
               Corporation                                   for the fiscal year ended December 31, 1996,
                                                             filed with the Securities and Exchange
                                                             Commission on March 31, 1997("1996
                                                             Form 10-KSB").

4.2            1987 Amended and Restated Bylaws of           Incorporated herein by reference to the
               Camco Financial Corporation                   Registrant's Annual Report on Form 10-KSB
                                                             for  the fiscal year ended December 31,
                                                             1995, filed with the Securities and
                                                             Exchange Commission on April 1, 1996.

4.3            Camco Financial Corporation 401(k)            Incorporated herein by reference to the
               Salary Savings Plan                           Registrant's Registration Statement on
                                                             Form S-8, filed with the Securities and
                                                             Exchange Commission on December 30, 1994.

4.4            Amendment to the Camco Financial
               Corporation 401(k) Salary Savings Plan
               effective July 17, 1996

5              Internal Revenue Service determination
               letter that the Plan, as amended effective
               January 1, 1995, is qualified under Section
               401 of the Internal Revenue Code

23             Consent of Grant Thornton LLP, dated
               April 29, 1998










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